[DESCRIPTION] COMPUTATION OF PER SHARE EARNINGS

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EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
(In thousands, except per share amounts)



                                                                          Year Ended December 31,
                                                               1995                1994                1993
                                                            ----------          ----------          ----------
PRIMARY EARNINGS PER SHARE

Earnings before cumulative effect of accounting changes       $68,297             $73,171             $63,379
Effect of preferred stock dividends, net of taxes              (4,861)             (4,902)             (4,928)
                                                            ----------          ----------          ----------
                                                               63,436              68,269              58,451
Cumulative effect of accounting changes                          --                  --                 2,141
                                                            ----------          ----------          ----------
Net earnings available to common shareholders                 $63,436             $68,269             $60,592
                                                            ==========          ==========          ==========

Average Common Shares outstanding                              27,736              27,884              28,470
Common stock equivalents                                          153                 224                 106
                                                            ----------          ----------          ----------
Average number of Common Shares - primary                      27,889              28,108              28,576
                                                            ==========          ==========          ==========
Primary earnings per share:
   Before cumulative effect of accounting changes               $2.27               $2.43               $2.05
   Cumulative effect of accounting changes                       --                   --                 0.07
                                                            ----------          ----------          ----------
Primary Earnings per Common Share                               $2.27               $2.43               $2.12
                                                            ==========          ==========          ==========

FULLY DILUTED EARNINGS PER SHARE

Earnings before cumulative effect of accounting changes       $68,297             $73,171             $63,379
Effect of ESOP charge to operations assuming
   conversion of Series A ESOP Convertible
   Preferred Shares, net of taxes                              (2,069)             (2,208)             (2,332)
                                                            ----------          ----------          ----------
                                                               66,228              70,963              61,047
Cumulative effect of accounting changes                          --                  --                2,141
                                                            ----------          ----------          ----------
Net earnings available to common shareholders                 $66,228             $70,963             $63,188
                                                            ==========          ==========          ==========

Average Common Shares outstanding                              27,736              27,884              28,470
Common stock equivalents                                          162                 232                 106
Assumed conversion of Series A ESOP Convertible
   Preferred Shares                                             2,753               2,769               2,755
                                                            ----------          ----------          ----------
Average number of Common Shares - fully diluted                30,651              30,885              31,331
                                                            ==========          ==========          ==========
Fully diluted earnings per share:
   Before cumulative effect of accounting changes              $2.16               $2.30               $1.95
   Cumulative effect of accounting changes                       --                  --                  .07
                                                            ----------          ----------          ----------
Fully Diluted Earnings per Common Share                        $2.16               $2.30               $2.02
                                                            ==========          ==========          ==========

Common stock equivalents reflect the assumed exercise of dilutive employees' stock options using the treasury stock method.

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